                       SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON,  D.C.  20549

                                  SCHEDULE  14A
                                 (Rule  14a-101)

                    INFORMATION  REQUIRED  IN  PROXY  STATEMENT

                            SCHEDULE  14A  INFORMATION
                Proxy  Statement  Pursuant  to  Section  14(a)  of  the
               Securities  Exchange  Act  of  1934  (Amendment  No.   )

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [_]

Check  the  appropriate  box:

[_]  Preliminary  Proxy  Statement           [_]  Confidential, For Use of the
[X]  Definitive  Proxy Statement                  Commission Only (as permitted
[_]  Definitive  Additional  Materials            by  Rule  14a-6(e)(2))
[_]  Soliciting  Material  Pursuant  to
     Rule  14a-11(c)  or  Rule  14a-12

                          DATA  SYSTEMS  &  SOFTWARE  INC.
--------------------------------------------------------------------------------
                (Name  of  Registrant  as  Specified  In  Its  Charter)


--------------------------------------------------------------------------------
    (Name  of  Person(s)  Filing  Proxy Statement, if Other Than the Registrant)


Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]  No  fee  required.
[_]  Fee  computed  on  table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title  of  each  class  of  securities  to  which  transaction  applies:


________________________________________________________________________________
2)   Aggregate  number  of  securities  to  which  transaction  applies:


________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


________________________________________________________________________________
4)   Proposed  maximum  aggregate  value  of  transaction:


________________________________________________________________________________
5)   Total  fee  paid:

     [_]  Fee  paid  previously  with  preliminary  materials:


________________________________________________________________________________

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount  previously  paid:

          2)   Form,  Schedule  or  Registration  Statement  No.:

          3)   Filing  Party:

          4)   Date  Filed:

                          DATA SYSTEMS & SOFTWARE INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 3, 2002


     The Annual Meeting of Stockholders of Data Systems & Software Inc. (the "Company") will be held at the Ramada Inn, 180 Route 17 South, Mahwah, New Jersey, on December 3, 2002, at 9:30 a.m., for the following purposes:

     (1) To elect five directors to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified; and

     (2) To consider and act upon such other and further matters as may properly come before the meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on October 18, 2002, are entitled to notice of and to vote at the meeting or any postponements or adjournments thereof.

     Regardless of how many shares you own, your vote is very important. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. No additional postage is required.

                              By  Order  of  the  Board  of  Directors,

                              SHELDON  KRAUSE
                              Secretary

November  6,  2002
Mahwah,  New  Jersey

                          DATA SYSTEMS & SOFTWARE INC.
                                  200 ROUTE 17
                            MAHWAH, NEW JERSEY 07430

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Data Systems & Software Inc., a Delaware corporation (the "Company" or "DSSI"), to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Ramada Inn, 180 Route 17 South, Mahwah, New Jersey, on Tuesday, December 3, 2002, at 9:30 a.m., and any postponements or adjournments thereof. This Proxy Statement and the accompanying materials are being mailed on or about November 6, 2002, to holders of record of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") as of the record date.

     The record date (the "Record Date") for determining stockholders entitled to notice of, and to vote at, the Annual Meeting has been established as the close of business on October 18, 2002. On that date, 7,350,463 shares of Common Stock of the Company were outstanding and entitled to vote. Holders of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters properly brought before the Annual Meeting.

     The presence at the Annual Meeting, in person or represented by proxy, of a majority of the outstanding shares of Common Stock entitled to vote thereat will constitute a quorum for the transaction of business. If a share is deemed present at the Annual Meeting for any one matter, it will be deemed present for purposes of determining the presence of a quorum for all other matters presented to the meeting. Votes withheld from any nominee for election as a director, abstentions, and shares held by a nominee for a beneficial owner that are voted on any matter which may come before the meeting will be deemed present for purposes of determining the presence of a quorum.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. With respect to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders should specify their choices on the accompanying proxy card. If no specific instructions are given, the shares represented by a signed proxy will be voted FOR the election of all nominees for election as directors. Directors will be elected at the Annual Meeting by a plurality of the votes cast. Any stockholder of record returning the accompanying proxy card may revoke such proxy at any time prior to its exercise by (i) giving written notice to the Company of such revocation, (ii) voting in person at the Annual Meeting or (iii) executing and delivering to the Company a later-dated proxy. Written revocations and later-dated proxies should be sent to Data Systems & Software Inc., 200 Route 17, Mahwah, New Jersey 07430,
Attention:  Secretary.

     A beneficial owner of Common Stock who hold his shares through a broker or other nominee in "street name" who wishes to vote his shares at the Annual Meeting must contact his broker or nominee and obtain a legal proxy to vote such shares at the Annual Meeting. This legal proxy must be presented to the Inspector of Voting at the Annual Meeting. A beneficial owner who does not hold a legal proxy will not be permitted to vote his shares at the Annual Meeting.

     Commencing ten days before the date of the Annual Meeting, an alphabetical list of the names and addresses of the stockholders of record of the Company as of the Record Date will be available at the principal executive offices of the Company, 200 Route 17, Mahwah, New Jersey 07430, for inspection by any stockholder during normal business hours for any purpose germane to the Annual Meeting.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table and the notes thereto set forth information, as of October 18, 2002 (except as otherwise set forth herein), concerning beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of Common Stock by (i) each director of the Company and each nominee for director, (ii) each of the executive officers of the Company named in the Summary Compensation Table under "Executive and Director Compensation," (iii) all executive officers and directors of the Company as a group, and (iv) each holder of 5% or more of the Company's outstanding shares of Common Stock.



                                                     Number of Shares of   Percentage of
Name and Address of                                     Common Stock        Common Stock
Beneficial Owner(1)(2)                              Beneficially Owned(2)  Outstanding(2)
------------------------------------------------    ---------------------  --------------
George Morgenstern                                       735,170(3)            9.4%
Howard Gutzmer
 5550 Oberlin Drive
 San Diego, CA  92121                                    692,375(4)            9.4%
Dimensional Fund Advisors Inc.
 1299 Ocean Avenue
Santa Monica, CA  90401                                  523,000(5)            7.1%
Robert L. Kuhn                                           387,656(6)            5.1%
Sheldon Krause                                            62,500(7)              *
Susan L. Malley                                           30,700(8)              *
Allen I. Schiff                                           57,700(9)              *
Shlomie Morgenstern                                       65,999(10)             *
Avi Kerbs                                                      -                 -
Yacov Kaufman                                            135,334(11)           1.8%
Robert M. Chiste                                          75,000(12)           1.0%
Frank Magnotti                                                 -                 -
All executive officers and directors of the
Company as a group (10 people)                        2,242,434               26.8%

_____________
*   Less than 1%

(1)     Unless  otherwise indicated, business address is in care of the Company.

(2) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. Percentage information is based on the number of Shares outstanding as of October 18, 2002.

(3) Consists of (i) 261,854 shares held by Mr. Morgenstern, including 20,000 shares received by Mr. Morgenstern pursuant to a restricted stock grant which are not yet fully vested, (ii) 463,916 currently exercisable options held by Mr. Morgenstern, and (iii) 9,400 shares owned by Mr. Morgenstern's wife.

(4) As of December October 18, 2002, based on information in Amendment No. 1 to Schedule 13G filed on December 21, 2001, and Form 4's filed by Mr. Gutzmer. Consists of (i) 60,340 shares owned by Mr. Gutzmer (including shares held in his IRA); (ii) 7,500 currently exercisable options held by Mr. Gutzmer; (iii) 518,059 shares owned by the Gutzmer Family Trust, of which Mr. Gutzmer is a co-trustee; (iv) 62,950 shares held in an IRA of Mr. Gutzmer's wife; (v) 38,226 shares owned by a corporation of which Mr. Gutzmer is an executive officer, director and principal shareholder; and (vi) 5,300 shares owned by a limited partnership, the corporate general partner of which is owned solely by Mr. Gutzmer.

(5)     As  of  December  31,  2001,  based on information in Amendment No. 1 to
        Schedule  13G  filed  on  February  12,  2002.

(6) Consists of 202,656 shares and 185,000 currently exercisable options held by Dr. Kuhn.

(7) Consists of 5,000 shares and 57,500 currently exercisable options held by Mr. Krause.

(8) Consists of 700 shares and 30,000 currently exercisable options held by Dr. Malley.

(9) Consists of 200 shares and 57,500 currently exercisable options held by Dr. Schiff.

(10) Consists of 21,000 shares and 44,999 currently exercisable options held by Mr. Shlomie Morgenstern.

(11)    Consists  of  currently  exercisable  options  held  by  Mr.  Kaufman.

(12) Consists of 50,000 shares and 25,000 currently exercisable options held by Mr. Chiste.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The whole Board of Directors of the Company is currently comprised of seven members. There is currently a vacancy resulting from the death of Ambassador Maxwell M. Rabb in June 2002. The Board of Directors has acted to reduce the number of directors to five, effective the date of the Annual Meeting. The Board of Directors has nominated four current directors, George Morgenstern, Robert L. Kuhn, Allen I. Schiff, and Susan L. Malley, and Avi Kerbs for election as directors at the Annual Meeting. All nominees have consented to be named and serve if elected. Mr. Gutzmer, Mr. Shlomie Morgenstern and Mr. Krause will not be running for re-election to the Board.

     With respect to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders cannot vote for more than the five nominees named in this proxy statement. Stockholders should specify their choices on the accompanying proxy card. If no specific instructions are given, the shares represented by a signed proxy will be voted FOR the election of all five management nominees. If any nominee becomes unavailable for any reason to serve as a director at the time of the Annual Meeting (which event is not anticipated), proxies will be voted in the discretion of the persons acting pursuant to the proxy for any nominee who shall be designated by the current Board of Directors as a substitute nominee. Only persons nominated in accordance with the notice requirements of the Company's By-laws are eligible for election as directors of the Company. Directors will be elected at the Annual Meeting by a plurality of the votes cast (i.e., the five nominees receiving the greatest number of votes will be elected as directors).

     Under the Company's By-laws, owners of record who wish to place a name in nomination for director at the Annual Meeting must give the Company written notice no later than 15 days after this Proxy Statement has been mailed. A beneficial owner who holds his shares through a broker or other nominee in "street name" and who wishes to place a name in nomination for election as a director at the Annual Meeting, must obtain from his broker or nominee a legal proxy to vote the shares which he beneficially owns. The beneficial owner must give the Company written notice of his nomination for director no later than 15 days after this Proxy Statement has been mailed, along with a copy of the legal proxy to make a nomination at the Annual Meeting. All written notices of nominations for director must comply with additional requirements set forth in the Company's By-laws, a copy of which can be obtained from the Secretary of the Company, 200 Route 17, Mahwah, New Jersey 07430. All nominations for director that are not timely delivered to the Company or that fail to comply with the requirements set forth in the Company's By-laws will be excluded from the Annual Meeting, as provided in the By-laws.

CERTAIN INFORMATION  REGARDING  DIRECTORS  AND  OFFICERS

     Set forth below is certain information concerning the nominees for director and certain officers of the Company:

Name                  Age  Position
----                  ---  --------


George  Morgenstern   69   Director; Chairman of the Board, President and
                           Chief Executive Officer of DSSI; Chairman of the Board of the Company's dsIT Technologies
                           Ltd. subsidiary ("dsIT"); Chairman of the Board of the Company's Comverge Technologies,
                           Inc. subsidiary ("Comverge")

Robert  L.  Kuhn      57   Director and  Vice  Chairman  of the Board of DSSI

Sheldon  Krause       47   Director and Secretary of DSSI; Director of Comverge

Susan  L.  Malley     54   Director

Allen  I.  Schiff     56   Director

Shlomie  Morgenstern  40   Director  and Vice President-Operations of DSSI;
                           Director  of  Comverge

Avi  Kerbs            55   Nominee  for  Director

Jacob  Neuwirth (Noy) 55   Chief  Executive Officer and President of dsIT

Yacov  Kaufman        45   Vice  President  and  Chief Financial Officer of
                           DSSI; Executive Vice President and Chief
                           Financial Officer of dsIT; Director of Comverge

Robert  Chiste        55   Chief Executive Officer and Vice Chairman of
                           the Board of  Comverge;  Director  of  Comverge

Frank  Magnotti       41   President  and  Director  of  Comverge

Joseph  D.  Esteves   44   Executive  Vice  President  of  Comverge


     GEORGE MORGENSTERN has been Chairman of the Board since June 1993, and has been President and Chief Executive Officer of the Company since its incorporation in 1986. Mr. Morgenstern also serves as Chairman of the Board of dsIT, and as Chairman of the Board of Comverge.

     ROBERT L. KUHN has been a director of DSSI since 1986 and Vice Chairman of the Board of the Company since 1994. From 1991 to 2001, Dr. Kuhn was President of The Geneva Companies, Inc. From 2001 to 2002, he was President, and from 2002, Vice Chairman, of The Geneva Companies, a member of Citigroup.

     SHELDON KRAUSE has served as Secretary of the Company since 1986 and as a director since 1994; he will serve as director until the Annual Meeting. Since 1987, Mr. Krause has been engaged in the private practice of law in New York City and is currently a member of the firm of Ehrenreich Eilenberg & Krause LLP. From 1981 to 1986, Mr. Krause was associated with the New York law firm of Cravath, Swaine & Moore. Mr. Krause is the son-in-law of George Morgenstern, Chairman of the Board, President and Chief Executive Officer of the Company.

     SUSAN L. MALLEY has been a director of the Company since March 1998. Dr. Malley has served since 1995 as President and Chief Investment Officer of Malley Associates Capital Management, an asset management firm which Dr. Malley founded. From 1995 to January 2001, Dr. Malley was also a Professor of Finance at the Hofstra University School of Business. From 1990 until 1995, Dr. Malley was Co-Chair of the Board of Directors and Chief Investment Officer of Citicorp Investment Services, a retail brokerage subsidiary of Citibank, N.A.

     ALLEN I. SCHIFF has been a director of the Company since 1992. Since 1978, Dr. Schiff has been a Professor of Accounting and Director of the MBA Consulting Program at Fordham University Graduate School of Business Administration, serving as Chairman of the Accounting Department from 1981 to 1983 and from 1985 to 1990. From 1979 to 1980, Dr. Schiff served as a faculty fellow at Coopers & Lybrand in New York City.

     SHLOMIE MORGENSTERN has been Vice President-Operations of the Company since February 2000 and a director of the Company since November 2001; he will serve as director until the Annual Meeting. Mr. Morgenstern also serves as President of the Company's Databit subsidiary. Since 1996, Mr. Morgenstern has been employed by the Company in various administrative capacities. Mr. Morgenstern is the son of George Morgenstern, Chairman of the Board, President and Chief Executive Officer of the Company.

     AVI KERBS is a nominee for election as a director. Since 1991, Mr. Kerbs has been the Chief Executive Officer and President of Teuza Management and Development 1991 Ltd., a company that manages a family of Israeli venture capital funds. Mr. Kerbs is a director of Nova Measuring Instruments Ltd.

     JACOB NEUWIRTH (NOY) has been Chief Executive Officer and President of dsIT since December 2001. From 1994 to 2001, he was the President and the founder of Endan IT Solutions Ltd., an Israeli IT solutions provider specializing in billing and healthcare IT solutions, which was acquired by dsIT in December 2001.

     YACOV KAUFMAN has been Executive Vice President since December 2001 and Chief Financial Officer of DSSI since February 1996. Mr. Kaufman has also served as a Vice President of dsIT from 1992 to 2001 and as Chief Financial Officer of dsIT since 1990, having served as Controller of dsIT since 1986.

     ROBERT CHISTE was appointed Chief Executive Officer and Vice Chairman of the Board of Comverge in September 2001. From 1999 to 2001, Mr. Chiste served as Chairman and Chief Executive officer of FuelONE, Inc., a technology oriented fuel and lubricant wholesale distribution company that he co-founded, and as Chairman of FuelQuest Inc., a related e-commerce enterprise. In 1998 Mr. Chiste co-founded Tri-Active Inc., a network and systems management company. From 1997 to 1998, Mr. Chiste served as Executive Vice President at Philip Services Corp. and as President of their Industrial Services/Utilities Management Division. Mr. Chiste is also a director of Pentacon, Inc.

     FRANK MAGNOTTI has been the President and a director of Comverge since October 1997. From 1993 to 1997, Mr. Magnotti was the founder and General Manager of the Utility Solutions Division of Lucent Technologies, Inc.

     JOSEPH D. ESTEVES has been the Executive Vice President of Comverge since March 2001. From 1995 to March 2001, Mr. Esteves served as an officer of UBS Warburg and its predecessor Union Bank of Switzerland, most recently serving as Executive Director of Global Power & Pipelines. From 1991 to 1995, Mr. Esteves served as a Vice President of Goldman, Sachs & Co., and from 1986 to 1991 he served as a Vice President of Salomon Brothers.

MEETINGS  OF  THE  BOARD  OF  DIRECTORS

     During 2001, the Board of Directors of the Company met seven times. Each person who served as a director in 2001 attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during 2001 and (ii) the total number of meetings held during 2001 by each committee of the Board of Directors on which such director served (except for Ambassador Rabb, who attended two Board meetings, and Dr. Kuhn, who attended three Board meetings).

INFORMATION  CONCERNING  CERTAIN  COMMITTEES  OF  THE  BOARD  OF  DIRECTORS

     The Board of Directors of the Company has a standing Audit Committee comprised of Dr. Schiff, who serves as Chairman, Dr. Malley and Mr. Gutzmer.
During  2001,  the  Audit  Committee  met  nine  times.

     In accordance with Nasdaq rules, the Company has adopted a formal written audit committee charter setting forth the responsibilities of the Audit Committee. The Audit Committee is charged with assisting the directors in fulfilling their responsibilities to stockholders and others relating to the corporate accounting and reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Audit Committee is responsible for selecting, evaluating and replacing the independent auditors and with overseeing the independence of the auditors. The Audit Committee reviews with the Company's independent auditors the Company's accounting practices and policies; reviews the report of the Company's independent auditors on the Company's year-end financial statements; examines from time to time, in consultation with the Company's financial officers and its independent auditors, the Company's overall accounting and financial controls; and is available to the Company's independent auditors for consultation. The Audit Committee must have at least three members, all of whom must be independent and must be financially literate. At least one member of the Audit Committee must have a background in finance or accounting. Dr. Schiff, Dr. Malley and Mr. Gutzmer currently serve on the Audit Committee, with Dr. Schiff acting as Chairman. All the members of the Audit Committee have the requisite financial literacy and accounting or finance background.

     The Board of Directors has also established a Compensation and Stock Option Committee (the "Compensation Committee") which administers the Company's stock-based compensation plans and approves awards of stock options and other stock-based compensation, and reviewed and approved the employment terms and compensation of executive officers of the Company. Dr. Schiff, Dr. Malley and Mr. Krause currently serve on the Compensation Committee, with Dr. Schiff acting as Chairman. Dr. Kuhn serves on the Compensation Committee as an alternate member. During 2001, the Compensation Committee met nine times.

     The  Board  of  Directors  does  not  have  a  nominating  committee.

                       EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION  OF  DIRECTORS

     Each director of the Company is generally paid $1,000 for each Board or committee meeting which such director attends (except if a committee meeting is held on the same day as a Board meeting) and is reimbursed for associated out-of-pocket expenses. Dr. Schiff is paid $24,000 per annum for his service as Chairman of both the Audit Committee and the Compensation Committee, and was paid a total of $28,000 in 2001 in connection with his service on the Board of Directors and Board committees. Dr. Kuhn was paid $50,000 in 2001 in connection with his service on the Board and as Vice Chairman of the Company. Dr. Malley was paid a total of $17,500 in 2001 in connection with her service on the Board of Directors and Board committees. Mr. Eisenberger was paid a total of $7,500 in 2001 in connection with his service on the Board of Directors. In addition to serving as a director of the Company until his resignation in November 2001, Mr. Eisenberger also serves as an employee of Comverge and was paid $110,294 during 2001 in connection with such employment.

     In addition to the directors' fees described above, at the last Annual Meeting of Stockholders each member of the Board of Directors who was not an employee of the Company and who met certain other eligibility criteria (Mr.
Krause, Ambassador Rabb, Dr. Malley and Dr. Schiff) was granted options to purchase 7,500 shares of Common Stock at an exercise price of $6.89 per share (the fair market value of the Common Stock on such date). On July 31, 2001, Mr. Gutzmer was granted an option to purchase 7,500 shares at an exercise price of $5.95 (the fair market value of the Common Stock on such date) in connection his appointment as a director earlier that month. These options were granted pursuant to the Company's 1994 Stock Option Plan for Outside Directors described below.

     The Company's 1994 Stock Option Plan for Outside Directors provides for awards of non-qualified options to directors of the Company who are not employees of the Company or any of its affiliates and who meet certain other eligibility criteria. Pursuant to the plan, (i) upon first election or appointment to the Board of Directors, each newly elected or appointed eligible director is granted an option to purchase 7,500 shares of Common Stock and (ii) immediately following each Annual Meeting of Stockholders of the Company, each eligible director will generally be granted an option to purchase 7,500 shares of Common Stock. Options granted under the plan have an exercise price per share equal to the fair market value of the Common Stock on the date of issuance and are exercisable beginning on the first anniversary of the date of the grant until the earliest of (i) ten years from the date of grant and (ii) one year from the date on which an optionee ceases to be a director. The maximum number of shares of Common Stock in respect of which awards may be granted under the plan is 400,000, of which 157,500 non-expired options have been granted to date.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     The mandate of the Compensation Committee of the Board of Directors of the Company encompasses all matters related to compensation, including determination of stock option and other stock-based compensation and review and approval of employment terms and compensation of executive officers. Certain matters related to the compensation of the Chief Executive Officer are also considered by the full Board of Directors.

     The following persons served both as members of the Board of Directors and officers or employees of the Company in 2001: George Morgenstern (Chairman of the Board, President and Chief Executive Officer), Mr. Krause (Secretary) and
Mr. Eisenberger, who is employed by the Company's Comverge subsidiary and resigned from the Board in November 2001. Dr. Kuhn also serves as the Vice Chairman of the Board, the duties of which include presiding over Board meetings in the absence of the Chairman. During 2001, no member of the Board of Directors who was also an officer of the Company participated in any deliberations of the Board of Directors or any committee thereof relating to his own compensation or to the compensation of any person to whom he is related. Except as described above, each member of the Board of Directors participated in 2001 in deliberations of the Board of Directors concerning executive officer compensation. During 2001, Mr. George Morgenstern, Dr. Malley and Mr. Krause engaged in transactions with the Company in which they were deemed to have an interest. For further information, see "Certain Relationships and Related Transactions" below.

EMPLOYMENT  ARRANGEMENTS

     George Morgenstern serves as Chairman of the Board, President and Chief Executive Officer of the Company pursuant to an employment agreement that commenced on January 1, 1997 and was amended in March 2002 to extend through December 31, 2003 (the "Employment Agreement"). The Employment Agreement provides for a base salary of $420,000 per annum (currently $446,500 due to cost of living adjustments), subject to annual review by the Board and an annual cost of living adjustment, plus contributions to a nonqualified retirement fund equal to 25% of his base salary. Mr. Morgenstern's compensation pursuant to the Employment Agreement also includes the use of two company automobiles, premium payments on a life insurance policy owned by Mr. Morgenstern and other fringe benefits.

     In August 2002, Mr. Morgenstern agreed to reduce his annual salary by 10% until such time as the Company achieves profitability.

     Pursuant to the Employment Agreement, Mr. Morgenstern may at any time prior to December 31, 2003, elect to terminate his employment with the Company and thereafter to continue to serve the Company as a consultant for a period (the "Consulting Period") ending on December 31 of the seventh year following the year in which he first commences to serve as a consultant. During the Consulting Period, Mr. Morgenstern would be entitled to receive an annual consulting fee plus contributions to a nonqualified retirement fund and fringe benefits on the same basis as during the term of his employment as described above. Mr. Morgenstern's annual consulting fee during the Consulting Period would be equal to 50% of his annual salary in effect immediately prior to the Consulting Period through the end of the fourth full calendar year of the Consulting Period, and 25% of such annual salary for the remainder of the Consulting Period (subject in all cases to an annual cost of living adjustment). However, if Mr. Morgenstern elects to become a consultant following a breach by the Company of its obligations under the Employment Agreement or following a change in control of the Company (as defined in the Employment Agreement), Mr. Morgenstern would be entitled to receive his full annual salary until December 31, 2003, and thereafter to receive an annual consulting fee as described above for the balance of the Consulting Period. The Company is obligated under the Employment Agreement to fund at the beginning of the Consulting Period all amounts to become payable to Mr. Morgenstern for consulting services and to fund upon his death all amounts payable to his estate. During the term of the Employment Agreement (including any Consulting Period), Mr. Morgenstern may not engage in a business that is in substantial and direct competition with the business of the Company or any of its subsidiaries.

     In addition to the compensation provided for Employment Agreement, in January 2000, the Board approved a bonus of $150,000 if Mr. Morgenstern remained employed full-time as President and Chief Executive Officer of the Company through December 31, 2001, which bonus was paid in 2001, and a $150,000 bonus if an equity financing of Comverge of at least $10 million was completed by December 31, 2000, which bonus was not paid as no qualifying equity financing was completed by the end of 2000.

     Yacov Kaufman serves as Vice President and Chief Financial Officer of the Company and as Executive Vice President and Chief Financial Officer of dsIT pursuant to an employment agreement entered into with the Company on January 1, 1999, and amended in June 2002. The amendment to Mr. Kaufman's employment agreement provides for (i) an increase in Mr. Kaufman's salary to $200,000 retroactive to January 1, 2002.

     In August 2002, Mr. Kaufman agreed to reduce his annual salary by 10% until such time as the Company achieves profitability.

     Mr. Kaufman may under certain circumstances receive severance payments from the Company. If Mr. Kaufman's employment is voluntarily terminated or is terminated by the Company for reasons other than for cause, the Company must pay him an amount equal to 150% of his last month's salary multiplied by the number of years (including partial years) that Mr. Kaufman worked for the Company. This severance obligation, which is customary for executives of Israeli companies, would be reduced by the amount contributed by the Company to certain Israeli pension and severance funds pursuant to Mr. Kaufman's employment agreement. As of December 31, 2001, the unfunded portion of the Company's severance obligation was $64,000. In addition, the agreement with Mr. Kaufman provides for an additional payment equal to six times his last month's total compensation, payable upon any termination of his employment for reasons other than cause.

     In addition to the compensation provided for by Mr. Kaufman's employment agreement, in November 2001, the Board approved a $50,000 bonus and the grant of options to purchase 15,000 shares of Common Stock to Mr. Kaufman in connection with his efforts with respect to the acquisition by the Company's Israeli subsidiary, dsIT, of Endan IT Solutions Ltd. The payment of the bonus and the grant of the options were both contingent upon the closing of the Endan acquisition, which occurred in December 2001.

     Robert  Chiste  serves  as  Vice  Chairman of the Board and Chief Executive
Officer of Comverge pursuant to an employment agreement that commenced on September 1, 2001. Mr. Chiste's employment agreement provides for a base salary of $250,000 per annum, plus an annual bonus up to 75% of his base salary contigent upon achieving performance objectives established each year by the Board of Directors of Comverge. Mr. Chiste is also entitled to a one-time bonus of $250,000 if Comverge has an initial public offering with gross proceeds of at least $10 million or there is a change of control in which Comverge receives either $20 million in cash or $25 million in publicly traded securities. Mr. Chiste's employment agreement also provides for the reimbursement through through March 2003 of up to $3,500 per month to cover Mr. Chiste's auto, living and personal travel expenses.

     In connection with the signing of his employment agreement, Mr. Chiste also received an option to purchase shares of Comverge common stock, representing 6% of the outstanding Comverge shares (on a fully diluted basis), at an exercise price of $1.20 per share. The exercise price was determined based upon a valuation of Comverge as of July 31, 2001, performed by an independent appraiser. Mr. Chiste's Comverge option will be adjusted to protect against dilution from issuances of common stock until Comverge's paid in capital is at least $15 million. Under the agreement, Mr. Chiste also received a grant under the Company's 1994 Stock Incentive Plan of a stock option to purchase 75,000 shares of the Common Stock at an exercise price of $5.95. In addition to the options, pursuant to his employment agreement, Mr. Chiste entered into an agreement with the Company for the purchase of 50,000 shares of the Company's common stock at a price of $5.95 per share. Mr. Chiste paid for the Common Stock by assigning and endorsing to the Company a 6% subordinated note of Philip Services Corp. (NasdaqNM: PSCD), due April 2010, in the principal amount of $297,500. The subordinated note, which is assignable, is due April 2010; pays interest semi-annually (in cash or by an additional promissory note); and is subject to repayment in four annual payments beginning in April 2006.

     Mr. Chiste will receive retirement payments from Comverge if, after his 60th birthday, his employment agreement is terminated without cause or because of Mr. Chiste's death or disability. Mr. Chiste will not receive any retirement payment if his employment is terminated prior to his 60th birthday. Mr. Chiste's retirement payments will be made over seven years commencing on the date of termination. During the first four years, Mr. Chiste's retirement payments will be equal to 50% of his base salary in effect at the time of his termination, and during the last three years the retirement payments will be equal to 25% of the base salary.

     Mr. Chiste may in certain circumstances receive severance payments from Comverge. Under his employment agreement, if Mr. Chiste's employment is terminated without cause, Comverge would have to pay Mr. Chiste one year of base salary, or if there has been an IPO for Comverge, three years of base salary plus up to 15% of any excess parachute payment, plus, if such termination is before December 31, 2002, his base salary through December 31. Mr. Chiste will not be entitled to any severance payments under his employment agreement if he voluntarily terminates his employment agreement.

     The stock option agreements with the Company's executive officers generally provide for accelerated vesting in the event of a change in control of the Company.

EXECUTIVE  COMPENSATION

     The following table sets forth for the periods indicated information concerning the compensation of the Chief Executive Officer and the three other officers of the Company who received in excess of $100,000 in salary and bonus during 2001.

                           SUMMARY COMPENSATION TABLE

                                                                  Long  Term                     All  Other
                                  Annual Compensation          Compensation Awards.           Compensation ($)
                                  -------------------     -------------------------------   ---------------------
                                                                             Securities
Name and                                                  Restricted Stock   Underlying
Principal Position       Year   Salary ($)  Bonus ($)        Awards ($)      Options (#)
-----------------------  ----   ----------  ---------     ---------------  --------------

George Morgenstern       1999     434,700          -             -                (1)           195,300
Chief Executive Officer  2000     446,600    550,000             -                 -            193,900
                         2001     446,341    150,000             -                 -            187,721(2)

Yacov Kaufman            1999     127,200          -             -                (1)            22,000
Chief Financial Officer  2000     150,000     32,000             -                 -             27,400
                         2001     158,403     50,000             -                 -             48,400(3)

Shlomie Morgenstern      1999     131,400          -             -                (1)              -
Vice President           2000     160,000    100,000             -                 -               -
                         2001     193,500     15,000             -                 -

Frank Magnotti           1999     158,000          -             -                 -               -
President, Comverge      2000     175,400          -             -                 -               -
Technologies, Inc.       2001     185,640          -             -                 -               -
_____________



(1) In 1999, each of Mr. George Morgenstern and Mr. Kaufman was awarded options to purchase shares which after the combination of the Company's Comverge and Powercom subsidiaries in 1999 represented 0.5% of the outstanding stock of Comverge, each at an aggregate exercise price of $9,925. Mr. George Morgenstern has served as Chairman of Comverge since October 1997, and Mr. Kaufman has served as CFO of Comverge from October 1997 until October 2001. Mr. Kaufman serves as a director of Comverge. These options were exercised in February 2000, and the shares were acquired in consideration for a full recourse note due January 2002, the maturity date of which was extended to January 2004. In November 2001, Mr. Shlomie Morgenstern was awarded options to purchase shares of Comverge representing 0.5% of the outstanding stock of Comverge, at an aggregate exercise price of $35,340. Mr. Shlomie Morgenstern has served as a director of Comverge since June 1999.

(2) Consists of (i) $115,101 in contributions to a non-qualified retirement fund, (ii) $16,780 in life insurance premiums, (iii) $42,940 paid for accrued vacation, (iv) $4,000 in director's fees and (v) $8,900 with respect to the imputed value of automobile fringe benefits. Does not include payments of $24,000 per annum made by dsIT to Mr. George Morgenstern to cover his business and travel expenses.

(3) Represents primarily contributions to severance and pension funds. These contributions are made on substantially the same basis as those made on behalf of all Israeli employees.

     The following tables summarize (i) the options granted in 2001 to the executive officers named in the Summary Compensation Table above, (ii) the potential value of these options at the end of the option term assuming certain levels of appreciation of the Company's Common Stock, (iii) the number of shares acquired by such named executive officers upon the exercise of options in 2001 and the value realized thereon, and (iv) the number and value of all options held by such executive officers at the end of 2001.

                                                                       Potential Realizable
                                                                   Value at Assumed Annual Rates
                                                                    of Stock Price Appreciation
                                     Individual  Grants(1).             for  Option  Terms(2).
                                 -----------------------------    -------------------------------
                                     % of Total
                     Number of       Options
                     Securities      Granted to
                     Underlying      Employees                    Exercise or
                     Options         in Fiscal      Base Price    Expiration
Name                 Granted (#)     Year  (%)      ($/Share)     Date         5% ($)   10% ($)
-------------------  -------------   -----------   -----------    ----------  -------   -------
Yacov Kaufman         40,000          9%  $        4.80            12/31/06    61,725   139,121
George Morgernstern   50,000         12%  $        4.80            12/31/06    76,518   172,291
Shlomie Morgenstern   27,500          6%  $        4.80            12/31/06    42,659    96,209
Yacov Kaufman         15,000          4%  $        5.44            12/31/06    22,762    50,365
Robert Chiste         75,000         18%  $        5.95            12/31/06   132,783   296,396
George Morgenstern   150,000(3)      35%  $        6.00            03/31/06   248,653   549,459
_____________



(1)  The Company did not grant any stock appreciation rights (SARs) in 2001.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% compounded annual appreciation rate

(3) These options represent extensions of options previously granted and scheduled to expire in April 2001. Such options were

                      AGGREGATED OPTION EXERCISES IN 2001
                    AND FISCAL YEAR END STOCK OPTION VALUES

                                                   Number of Securities
                                                   Underlying Unexercised      Value  of  Unexercised
                     Number of Shares  Value       Options at Year End (#)     In-the-Money Options ($)(1)
                     Acquired Upon     Realized    --------------------------  ----------------------------
Name                 Exercise (#)      ($)         Exercisable  Unexercisable  Exercisable   Unexercisable
                     --------------    ---------   -----------  -------------  ----------  ----------------
George Morgenstern               -             -     213,916     283,334           817        1,633
Yacov Kaufman                    -             -     164,334      40,666       235,798        1,307
Robert Chiste                    -             -      25,000      50,000             -            -
Shlomie Morgenstern              -             -      45,000      25,000        48,823       15,307
_____________


(1) Based on the closing price for the Common Stock on December 31, 2001, of $4.849.

CERTAIN  RELATED  PARTY  TRANSACTIONS

     During 2001, the Company paid approximately $530,000 for legal services rendered and reimbursement of out-of-pocket expenses to Ehrenreich Eilenberg & Krause LLP, a law firm in which Sheldon Krause, a director and Secretary of the Company, is a member. Such fees related to services rendered by Mr. Krause and other members and employees of his firm, as well as certain special and local counsel retained and supervised by his firm who performed services on behalf of the Company. Mr. Krause is the son-in-law of George Morgenstern, Chairman, President and Chief Executive Officer of the Company.

     As reported on the Summary Compensation Table above, Shlomie Morgenstern, the son of George Morgenstern, Chairman, President and Chief Executive Officer of the Company, received compensation during 2001 in connection with his position as Vice President-Operations.

     In March 2001, the Company retained Malley Associates Capital Management ("Malley Associates"), an asset management firm that is controlled by Susan L. Malley, a director of the Company, to provide discretionary asset management services to the Company with respect to $2 million of the Company's funds. Investments may include fixed income government and corporate securities, money market mutual funds, short-term money market instruments and equity securities. Malley Associates has complete discretion and authority to invest DSSI's funds in these accounts without prior consultation with DSSI. Investments to date have been limited to debt securities and commercial paper. The agreement provides for a management fee of 1% per annum of the amount under management. In September 2002, the Company and Malley Associates terminated the agreement. Malley Associates no longer provides any asset management or other services to the Company. The aggregate fees paid to Malley Associates from March 2001 through September 2002 were $25,407.

     In July 2001, the Company entered in an arrangement with a corporation wholly-owned by George Morgenstern, the Chairman, President and Chief Executive Officer of the Company, for use by such corporation of approximately 400 of the approximately 4,650 square feet leased by the Company in New York City. Based on the Company's lease for its New York City premises, the pro rata full rental cost (including electricity) of the portion of the premises utilized by the corporation is approximately $1,450 per month. Under this arrangement, the corporation has through October 2002 paid the Company approximately $2,000 per month for its use of the space ($550 in excess of the Company's pro rata cost for the space), of which $10,000 was paid by offset of amounts which the Company owed the corporation for the purchase of office furniture and equipment. In October 2002, the Company entered into a written agreement for the corporation's use of its portion of the premises. The agreement provides for the payment to the Company of $2,000 per month and is terminable by either party on 60 days written notice to the other.

              COMPENSATION  REPORT  OF  THE  BOARD  OF  DIRECTORS

COMPENSATION  POLICIES  FOR  EXECUTIVE  OFFICERS

     The Company's compensation package for its executive officers consists of three components: (i) base salary; (ii) cash bonus; and (iii) options and/or stock grants. Under guidelines adopted by the Compensation Committee in May 2001, the compensation decisions with respect to the Company's executive officers are generally to be made at the first regularly scheduled Board or Committee meeting (which ever is earlier) in each fiscal year. Prior to that Board meeting, the chief executive officer of the Company is to submit to the compensation committee recommendations for the compensation package of executive officers. The chief executive officer's recommendations are to include bonus recommendations for the preceding fiscal year. The independent directors evaluate the chief executive officer's recommendations, considering the following factors: (i) stock price performance over the previous 12 months; (ii) corporate performance as measured primarily by cash flow from operations; and
(iii) the extent to which the executive officer has achieved performance goals established for that year (whether established by an employment agreement or by the Board). The Committee has established a target cap on the annual grant of options and/or restricted stock grants to executive officers of 2% of the then outstanding Common Stock.

     In 2001, the Company raised Yacov Kaufman's base salary to $160,000, representing a cost of living increase over Mr. Kaufman's 2000 base salary. In addition to his base salary, in November 2001, the Board approved a $50,000 bonus and the grant of options to purchase 15,000 shares of Common Stock to Mr. Kaufman in connection with his efforts with respect to the acquisition of Endan IT Solutions Ltd. The payment of the bonus and the grant of the options were both contingent upon the closing of the Endan acquisition, which occurred in December 2001. Additionally, as part of Mr. Kaufman's overall compensation package for 2001, the Board granted Mr. Kaufman options to purchase 40,000 shares of Common Stock at an exercise price of $4.80 per share and options to purchase 15,000 shares at an exercise price of $5.44 per share.

     In 2001, in recognition of his increased responsibilities at the Company, the Company raised Mr. Shlomie Morgenstern's base salary from $160,000 to $195,000. In 2001 the Company granted a $15,000 bonus to Mr. Morgenstern to recognize Mr. Morgenstern's management of the Company's Databit subsidiary and the performance of his duties as a director at Comverge and dsIT during 2001. As part of Mr. Morgenstern's overall compensation package for 2001, the Board granted Mr. Morgenstern options to purchase 27,500 shares of Common Stock at an exercise price of $4.80 per share.

     In September 2001, the Company's Comverge subsidiary entered into an employment agreement with Robert Chiste. Mr. Chiste's employment agreement provides for a base salary of $250,000, an annual bonus of up to 75% of his base salary based upon achieving performance goals set each year by the Comverge Board, severance payments upon certain termination events, and reimbursement through March 1, 2003, of up to $3,500 per month for auto, living and personal travel expenses. The employment agreement was entered into after an extensive search for a CEO for Comverge to build Comverge's business, benefiting the Company and its stockholders. Pursuant to his employment agreement, the Committee in 2001 granted an option to Mr. Chiste to purchase 75,000 shares of Common Stock at an exercise price of $5.95.

     In 2001, Frank Magnotti's base salary was raised to $185,640, reflecting his increased duties and responsibilities for Comverge's overall sales and marketing activities.

BASIS  FOR  CHIEF  EXECUTIVE  OFFICER'S  COMPENSATION

     During 2001, George Morgenstern, Chairman, President and Chief Executive Officer of the Company, had no increase in salary, receiving $446,341 pursuant to an employment agreement previously entered into with the Company, which was extended by the Board in May 2001 and again in March 2002 and now runs through December 31, 2003. During 2001, Mr. Morgenstern also received an additional $150,000 bonus, which was approved in 2000, and was payable to Mr. Morgenstern if he remained employed full-time as the President and Chief Executive Officer of the Company until December 31, 2001. In order to provide Mr. Morgenstern with an additional incentive to remain the Company's Chief Executive Officer until December 31, 2003 and not elect consulting status for which Mr. Morgenstern is eligible under his employment agreement, the Board extended to March 2006 the term of 150,000 options previously granted to Mr. Morgenstern and scheduled to expire in April 2001. All other terms of these options remained the same, including the exercise price of $6.00. The Board's decision to extend the employment agreement and its determination of Mr. Morgenstern's cash compensation in 2001 was based on the Board's belief that Mr. Morgenstern's continued service as Chief Executive Officer during this critical period was in the best interest of the stockholders. The primary basis for the Board's determination to extend the term of Mr. Morgenstern's stock options was to provide additional incentive for Mr. Morgenstern to remain with the Company and enhance long-term stockholder value.

                                        BOARD  OF  DIRECTORS

                                        George  Morgenstern
                                        Howard  Gutzmer
                                        Sheldon  Krause
                                        Robert  L.  Kuhn
                                        Susan  L.  Malley
                                        Shlomie  Morgenstern
                                        Allen  I.  Schiff

                             AUDIT COMMITTEE REPORT

     The Audit Committee is composed of three directors, all of who qualify as an "independent director" as such term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers. The Audit Committee operates under a written charter adopted by the Board.

     Management is responsible for the Company's internal controls and financial reporting process. The external auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the external auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the external auditors prior to their issuance. The Audit Committee discussed with the external auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's external auditors also provided to the Audit Committee the disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the external auditors that firm's independence.

     Based on the Audit Committee's discussion with management and the external auditors and the Audit Committee's review of the representation of management and the external auditors to the Audit Committee, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. The Audit Committee and the Board have also approved the continued retention of KPMG LLP as the Company's auditors for the fiscal year ending December 31, 2002.

                                        AUDIT  COMMITTEE


                                        Allen  I.  Schiff
                                        Susan  L.  Malley
                                        Howard  Gutzmer

                          STOCK PRICE PERFORMANCE GRAPH

     The following stock price performance graph compares the cumulative total return of the Company's Common Stock, during the period December 31, 1996 to December 31, 2001, to the cumulative total return during such period of (i) the Nasdaq Stock Market Index (United States and Foreign) and (ii) the Nasdaq Computer & Data Processing Stock Index.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

                                                 12/31/96  12/31/97  12/31/98  12/31/99  12/29/00  12/31/01
DSSI                                                100     74.69     46.22      59.4     73.63     85.06
Nasdaq Computer & Data Processing Stock Index       100    122.87     219.2    481.81    221.85    168.96
Nasdaq Stock Market Index                           100    122.06    169.07    315.12    190.15    149.91


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). These persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of such forms received by it, or written representations from certain reporting persons, the Company believes that during 2001 all applicable filing requirements were complied with by its executive officers and directors except that forms required to be filed by Mr. Gutzmer in connection with his sale of an aggregate of 8,300 shares were filed late.

                   INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS

CHANGE  IN  ACCOUNTANT

     On December 1, 2000, a representative of Deloitte & Touche LLP ("D&T") notified the Company that it did not wish to stand for re-election as the independent accountant for the Company for the 2000 fiscal year audit. Thereafter, the Company retained KPMG LLP ("KPMG") as its independent certified public accountants and auditors.

     D&T audited the Company's financial statements for the years ended December 31, 1998 and December 31, 1999, and provided reviews relating to the Company's quarterly reports on Form 10-Q for the first three quarters of 2000. The reports of D&T on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended December 31, 1998 and 1999 and through December 1, 2000, there were no disagreements between the Company and D&T as to any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreement, if not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of the disagreement in their reports on the financial statements for such periods within the meaning of Item 304(a)(1)(iv) of Regulation S-K. During the fiscal years ended December 31, 1998 and 1999 and through December 1, 2000, no reportable events occurred (as defined in item 304(a)(1)(v) of Regulation S-K).

     KPMG served as the Company's independent certified public accountants and auditors for the year ended December 31, 2001, and has been selected as its auditors for fiscal year 2002. A representative of KPMG has been invited to and is expected to be present at the Annual Meeting, and such representative will not make a statement at the Annual Meeting but will be available to respond to appropriate questions. The decision to engage KPMG as the independent accountants of the Company was approved by the Audit Committee of the Company's Board.

AUDIT  FEES

     The aggregate fees billed by KPMG for professional services rendered for the audit of the Company's annual financial statements for the year ended
December 31, 2001 and the reviews of the Company's quarterly financial statements for that fiscal year totaled $146,400.

FINANCIAL  INFORMATION  SYSTEMS  DESIGN  AND  IMPLEMENTATION  FEES

     The Company did not engage D&T or KPMG to provide systems design and implementation services (as defined in paragraph (c) (4) (ii) of Rule 2-01 of Regulation S-X under the Exchange Act) during the year ended December 31, 2001.

ALL  OTHER  FEES

     For the year ended December 31, 2001, the aggregate fees billed by KPMG for non-audit services, primarily fees relating to the Company's SEC filings, totaled $61,500, and the aggregate fees billed by D&T for non-audit services, primarily relating to registration statements filed by the Company, totaled $12,000.

     The Audit Committee of the Company's Board of Directors has considered whether provision of the services covered under the caption "All Other Fees" above is compatible with maintaining KPMG's independence, and has concluded that the provision of such services was compatible with KPMG's independence as the Company's auditors.

                STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Stockholders may present proposals for inclusion in the Company's 2003 proxy statement provided that (in addition to other applicable requirements) such proposals are received by the Company in writing at its principal executive offices no later than August 5, 2003.

     Pursuant to the By-laws of the Company, stockholders who wish to nominate any person for election to the Board of Directors or bring any other business before the 2003 Annual Meeting must generally give notice thereof to the Company at its principal executive offices not less than 60 days nor more than 90 days before the date of the meeting. A copy of the By-laws of the Company is available upon request from the Secretary of the Company, 200 Route 17, Mahwah, New Jersey 07430.

                                  OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the accompanying Notice of Annual Meeting and described herein. If any other matters not described herein should properly come before the meeting for stockholder action, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in respect thereof in accordance with the Board of Directors' recommendations.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report, covering the fiscal year ended December 31, 2001, including audited financial statements is enclosed with this Proxy Statement. Such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

                             SOLICITATION OF PROXIES

     The cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited by personal interview, telephone, telex or facsimile. The Company will, upon request and in accordance with applicable regulation, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                                   By  Order  of  the  Board  of  Directors,

                                   SHELDON  KRAUSE
                                   Secretary

November  6,  2002
Mahwah,  New  Jersey

--------------------------------------------------------------------------------

                          DATA SYSTEMS & SOFTWARE INC.


               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints George Morgenstern, Robert L. Kuhn and Sheldon Krause, and each of them, with full power of substitution, as proxies, to vote at the Annual Meeting of Stockholders of Data Systems & Software Inc. to be held at The Ramada Inn, 180 Route 17 South, Mahwah, New Jersey, on Tuesday, December 3, 2002, at 9:30 a.m., and any adjournments and postponements thereof, hereby revoking all proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse, and, in their discretion, upon such other matters as may properly be brought before the meeting. The proxy revokes all prior proxies given by the undersigned.

                         (To be Signed on Reserve Side)
--------------------------------------------------------------------------------

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         ANNUAL MEETING OF STOCKHOLDERS
                          DATA SYSTEMS & SOFTWARE INC.

                                December 3, 2002

/  Please  Detach  and  Mail  in  the  Envelope  Provided  /
--------------------------------------------------------------------------------

/X/  Please  mark  your
vote  as  in  this
example.

1. Election of    FOR      WITHHELD                                      2. Act upon such other matters as may come
   Directors     /  /        /  /       Nominees:  George  Morgenstern      before the  meeting
                                                   Robert  L.  Kuhn
For,  except  vote  withheld  from  the            Avi Kerbs             This  proxy,  when  properly  executed,  will  be  voted
following nominee(s):                              Susan  L.  Malley     as directed  herein  by  the  undersigned  stockholder.
                                                   Allen  I.  Schiff     If no  direction  is  indicated,  the  proxy  will   be
_______________________________________                                  voted  for  the  election  of  the  directors indicated
                                                                         and  for  approval  of  the  proposals  presented.

                                                                         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                                                                         PROMPTLY USING THE ENCLOSED ENVELOPE.


SIGNATURE(S)_____________________________________________  DATE ________________________________
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
